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                                                                   EX-99.(g)(1)

                                  Appendix A

                               CUSTODY AGREEMENT
                           Wells Fargo Master Trust

For its custodial services, the Custodian shall receive a fee, with respect to each Portfolio of 0.02% of the average daily net assets of each such Portfolio. Exceptions to the custodial fees are noted below for the following Portfolios:

   . The custodial fee for the International Core Portfolio, International Growth Portfolio, International Index Portfolio and International Value Portfolio is 0.10%

   .   The custodial fee for the Diversified Fixed Income Portfolio is 0.04%

   .   The custodial fee for the Diversified Stock Portfolio is 0.07%

Funds of Wells Fargo Master Trust Covered by This Agreement

1.  C&B Large Cap Value Portfolio

2.  Disciplined Growth Portfolio

3.  Diversified Fixed Income Portfolio

4.  Diversified Stock Portfolio

5.  Emerging Growth Portfolio

6.  Equity Income Portfolio

7.  Equity Value Portfolio

8.  Index Portfolio

9.  Inflation-Protected Bond Portfolio

10. International Core Portfolio

11. International Growth Portfolio

12. International Index Portfolio

13. International Value Portfolio

14. Large Cap Appreciation Portfolio

15. Large Company Growth Portfolio

16. Managed Fixed Income Portfolio

17. Short-Term Investment Portfolio

18. Small Cap Index Portfolio

19. Small Company Growth Portfolio

20. Small Company Value Portfolio

21. Stable Income Portfolio

22. Strategic Small Cap Value Portfolio

23. Total Return Bond Portfolio

Most recent annual approval by the Board of Trustees: March 28, 2008

Appendix A amended: November 14, 2008

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   The foregoing fee schedule is agreed to as of November 14, 2008 and shall remain in effect until changed in writing by the parties.

                                             WELLS FARGO MASTER TRUST

                                             By:
                                                  ------------------------------
                                                  C. David Messman
                                                  Secretary

                                             WELLS FARGO BANK, N.A.

                                             By:
                                                  ------------------------------
                                                  David Violett
                                                  Vice President